Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly the correct answers are as follows


Evergreen California Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	$178,559	$0.35		717,066	$11.02
Class B	$26,869	$0.27		92,301		$11.02
Class C	$105,453	$0.27		383,741	$11.02
Class I	$1,253,497	$0.38		2,487,086	$11.02



Evergreen Connecticut Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	318,791	0.24		1,291,736	6.33
Class B	99,909   	0.19		485,766	6.33
Class C       56,239 		0.19		347,783	6.33
Class I         2,369,707	0.25		8,694,465	6.33






Evergreen New Jersey Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	2,055,443	0.43		  4,610,499	10.88
Class B	   637,410	0.35		  1,726,064	10.88
Class C	   254,519	0.35	                  688,022	10.88
Class I	7,078,409	0.46		14,929,827	10.88


Evergreen New York Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	203,643	0.36		583,006	10.88
Class B	114,277	0.28		399,760	10.88
Class C	167,643	0.28		652,687	10.88
Class I	2,690,517	0.39		6,101,827	10.88






Evergreen Pennsylvania Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	2,353,521 	0.47		4,910,601	11.32
Class B	   946,670	0.38		2,192,987	11.27
Class C	   427,638	0.38		1,021,651	11.29
Class I       33,295,095	0.50		64,521,458	11.31